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                                                                    EXHIBIT 10.4

                             FIRST AMENDMENT TO THE

              CORIXA CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

                               (1998 RESTATEMENT)


        This amendment to the Corixa Corporation Retirement Savings Plan and Trust (1998 Restatement) (the "Plan") is made to conform the Plan to the requirements of the Internal Revenue Service in connection with the application to the Internal Revenue Service for a determination letter with respect to the qualified status of the Plan and to make such other changes as are deemed appropriate and necessary for the efficient administration of the Plan. The Plan is hereby amended, effective as of the dates set forth below, as follows:

1. Section 5.4 of the Plan is amended in its entirety, effective January 1, 1998, to state as follows:

        SECTION 5.4 FORFEITURE OF NONVESTED PORTION OF COMPANY MATCHING ACCOUNT AND COMPANY PROFIT-SHARING ACCOUNT.

                Upon termination of a Participant's Service for any reason at any time, the nonvested portion of such Participant's Company Matching Account and Company Profit-Sharing Account shall be forfeited the earlier of the date of distribution of the entire vested portion of such Participant's Account on account of such termination or the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-year Breaks in Service.

2. Section 2.1.8 of the Plan is amended in its entirety, effective January 1, 1998, to state as follows:

                2.1.8 "Company" means Corixa Corporation, a Delaware corporation, and any successor by merger, consolidation or otherwise that assumes the obligations of the Company under the Plan. Any powers or responsibilities of the Company under this Plan may be carried out by the Board of Directors of the Company, as from time to time constituted, or by such individuals to whom such powers or responsibilities are delegated by the Board of Directors of the Company. "Company" shall also mean any Affiliate which has expressly adopted this Plan and Trust Agreement with written approval of Corixa Corporation for such adoption, or any Affiliate the employees of which have been designated by Corixa Corporation's Board of Directors as eligible to participate in the Plan. No mere change in the identity, form or organization of the Company shall affect its status under the Plan in any manner, and, if the name of the Company is hereinafter changed, references herein to the Company shall be deemed to refer to the Company as it is then known.
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3. Section 4.1.1 of the Plan is amended in its entirety, effective January 1,
2000, to state as follows:

                4.1.1 Participant Elective Deferral Contributions. Each Participant may elect to defer from 1% to 25% (in whole percentages) of his or her Compensation, up to the maximum amount permissible by law, that would otherwise be paid to him or her and to have such amounts contributed by the Company to the Trust as Participant Elective Deferral Contributions and credited to his or her participant Elective Deferral Account under the Plan. Such election and contributions shall be subject to the rules and limitations provided in this Article 4.

4. Section 6.3.1 of the Plan is amended, effective January 1, 2000, to replace "(from 10% to 100%, in multiples of 10%)" with "(from 1% to 100%, in multiples of 1%)."

5. Section 6.3.3 of the Plan is amended, effective January 1, 2000, to replace "(from 10% to 100%, in multiples of 10%)" with "(from 1% to 100%, in multiples of 1%)."

6. Section 7.3.3 of the Plan is amended in its entirety, effective April 30, 2000, to state as follows:

                7.3.3 Maximum Number of Loans. A Participant may have no more than two loans under the Plan outstanding at any one time, provided, however, that the Committee may establish rules under the loan program applicable to all Participants providing that no new loans will be permitted for any Participant who has a loan outstanding under the Plan.



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